Exhibit 99.1
Encore Energy Partners LP Announces Updated
2009 Oil Hedging Positions
FORT WORTH, Texas — (BUSINESS WIRE) — September 16, 2008 — Encore Energy Partners LP (NYSE: ENP) (“ENP” or the “Partnership”) announced that it entered into several new oil hedging contracts which established a floor price of $110 per barrel for 3,130 barrels of oil per day (“BOPD”) for calendar year 2009. To reduce the cost of these put options, the Partnership sold its 2009 calendar year put options for 880 BOPD at $80 per barrel and 2,250 BOPD at $75 per barrel. The net premium payment for these transactions averaged $10.69 per barrel.
Jon S. Brumley, Encore Energy Partners GP LLC’s Chief Executive Officer and President, stated, “We are glad we were able to be opportunistic with our hedging program and purchase floors for about 50% of our 2009 production at $110 per barrel. This relatively high floor combined with our other existing hedges allows the unitholders to be better protected to the downside, but because we purchase puts, the unitholders’ exposure to increasing oil prices remains intact.”
The Partnership has entered into oil and natural gas derivative contracts representing greater than 10 percent of its volumes covered by derivative contracts with the following counterparties: Bank of America, N.A.; Calyon; J. Aron & Company and BNP Paribas.
Summary of Commodity Derivative Positions as of September 16, 2008:
Oil Derivative Contracts

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume (a)	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Sept. - Dec. 2008	880	$80.00	440	$107.60	—	$—
	2,000	75.00	—	—	—	—
	500	65.00	—	—	—	—

2009	3,130	110.00	440	97.75	1,000	68.70

2010	880	80.00	440	93.80	—	—
	2,000	75.00	1,000	77.23	—	—

2011	1,880	80.00	1,440	95.41	—	—
	1,000	70.00	—	—	—	—

(a)	In order to partially finance the cost of premiums on certain purchased floors, the Partnership may sell floors with a strike price below the strike price of the purchased floor, thereby entering into a floor spread. In the above table, the purchased floor component of these floor spreads are shown net and included with the Partnership’s other floor contracts. In addition to the floor contracts shown for 2009, the Partnership has a floor contract for 1,000 BOPD at $63.00 per barrel and a short floor contract for 1,000 BOPD at $65.00 per barrel.

Natural Gas Derivative Contracts

	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap
Period	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
Sept. - Dec. 2008	3,800	$8.20	3,800	$9.83
	3,800	7.20	—	—

2009	3,800	8.20	3,800	9.83
	3,800	7.20	—	—

2010	3,800	8.20	3,800	9.58
	3,800	7.20	—	—
About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin of Wyoming and Montana, the Williston Basin of North Dakota, and the Permian Basin of West Texas.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, expected oil prices, expected production, the benefits and cost of derivative financial instruments, and expectations regarding cash flow, and any other statements that are not historical facts. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business are described in the “Risk Factors” section of ENP’s 2007 Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Energy Partners LP, Fort Worth, TX
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Diane Weaver, 817-339-0803
dweaver@encoreacq.com